                                                                     EXHIBIT 4.3


                                                                       EXHIBIT A
                                                to Securities Purchase Agreement
                                                --------------------------------


     VOID AFTER 5:00 P.M., SAN FRANCISCO TIME,
     ON JULY 1, 2004


     THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


Date: July 1, 1999

                             IDENTIX INCORPORATED
                        SERIES 1 STOCK PURCHASE WARRANT

     THIS CERTIFIES THAT, for value received, ____________________________, or its registered assigns, is entitled to purchase from Identix Incorporated, a corporation organized under the laws of the State of Delaware (the "Company"),
(A) at any time or from time to time during the A Warrant Exercise Period (as defined in Section 2 below), up to _______ fully paid and nonassessable shares (the "A Warrant Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), at an exercise price per share equal to $11.18 (the "A Warrant Exercise Price"), and (B) at any time or from time to time during the B Warrant Exercise Period (as defined in Section 2 below), up to ______ fully paid and nonassessable shares of Common Stock, (the "B Warrant Shares") at an exercise price per share equal to $0.01 (the "B Warrant Exercise Price", and together with the A Warrant Exercise Price, the "Exercise Prices"). The number of shares of Common Stock purchasable hereunder (the "Warrant Shares") and the Exercise Prices are subject to adjustment as provided in Section 4 hereof. The term "Warrants" means this Warrant, the other Series 1 Warrants (the "Series 1 Warrants") and the Series 2 Warrants of the Company, all issued pursuant to that certain Securities Purchase Agreement, dated as of June 30, 1999, by and among the Company and the other signatories thereto (the "Securities Purchase Agreement").

     This Warrant is subject to the following terms, provisions and conditions:

     1.  Manner of Exercise; Issuance of Certificates; Payment for Shares.
         ----------------------------------------------------------------

     (a)  Exercisable Portion of B Warrant Shares.    If the "Market Price" (as
          ---------------------------------------
defined in the Securities Purchase Agreement) for the Company's common stock on the earlier of (x) the date the "Initial Registration Statement" (as that term is defined in the Registration Rights Agreement) is declared effective by the SEC, or (y) the date the Holder deems the B Warrant exercisable pursuant to
Section 2 hereof (the earlier to occur of (x) or (y) being the "Effective Date"), is less than $8.71, the number of B Warrant Shares for which this Warrant is exercisable shall be equal to (A) the quotient of the Holder's Investment Amount (as defined in the Securities Purchase Agreement) divided by the Market Price (as defined in the Securities Purchase Agreement) of the Common Stock on the Effective Date less (B) the number of shares of Common Stock issued to holder at the closing under the Securities Purchase Agreement (the "Closing"), provided, however, that notwithstanding anything to the contrary in
            --------  -------
the foregoing, in no event shall the number of B Warrant Shares issuable upon exercise of this Warrant plus the number of shares of Common Stock issued to the holder at the Closing exceed the applicable maximum below:

         (i) If the Effective Date is fifteen or fewer business days following the day on which the Closing occurs (the "Closing Date"), this Warrant shall not be exercisable for any B Warrant Shares and the holder's rights with respect to any B Warrant Shares shall expire.

         (ii) If the Effective Date is more than fifteen business days, but fewer than 31 business days following the Closing Date, _________ shares of Common Stock .

         (iii) If the Effective Date is thirty-one or more business days following the Closing Date, _________ shares of Common Stock.

Notwithstanding anything in the foregoing to the contrary, if the Market Price for the Company's common stock on the Effective Date is greater than or equal to the Market Price for the Company's common stock on the Closing Date, this Warrant shall not be exercisable for any B Warrant Shares and the holder's rights with respect to any B Warrant Shares shall expire.

     (b) Exercise.  Subject to the provisions hereof, including, without
         --------
limitation, the limitations contained in Section 7 hereof, this Warrant may be exercised, with respect to the A Warrant Shares, at any time or from time to time during the A Warrant Exercise Period, and with respect to the B Warrant, at any time or from time to time during the B Warrant Exercise Period, by the holder hereof, in whole or in part, in accordance with the procedures set forth in this Section 1. In order to exercise this Warrant, the holder shall (i) deliver in accordance with Section 9 hereof, a copy of the fully executed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company by 11:59 p.m. San Francisco, California time on the Exercise Date,
(ii) surrender or cause to be surrendered this Warrant along with a copy of the

Exercise Agreement as soon as practicable thereafter (but in any event within five (5) business days after the Exercise Date) to the Company at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof) and (iii), unless this Warrant is being exercised pursuant to the cashless exercise provisions of Section 11(c) hereof, make payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the applicable Exercise Price for the Warrant Shares specified in the Exercise Agreement within three
(3) business days after the Exercise Date). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered and the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above or, if such day is not a business day, on the next succeeding business day. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised (the "Delivery Period"). If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor are not required to bear a legend and the holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the holder physical certificates representing the Warrant Shares so purchased. Further, the holder may instruct the Company to deliver to the holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be requested by the holder hereof, shall be registered in the name of such holder or such other name as shall be designated by such holder and, following the date on which the Warrant Shares have been registered under the Securities Act pursuant to that certain Registration Rights Agreement, dated as of June 30, 1999, by and between the Company and the other signatories thereto (the "Registration Rights Agreement") or otherwise may be sold by the holder pursuant to Rule 144(k) promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

     (c) Default.  If, at any time during the A Warrant Exercise Period or the B
         -------
Warrant Exercise Period, a holder of this Warrant submits this Warrant, an Exercise Agreement and payment to the Company of the applicable Exercise Price for each of the Warrant Shares specified in the Exercise Agreement (or elects a cashless exercise pursuant to Section 11(c) if applicable), and the Company fails for any reason to deliver, on or prior to the tenth (10th) business day following the expiration of the Delivery Period for such exercise, the number of shares of Common Stock to which the holder is entitled upon such exercise (an "Exercise Default"), then the Company shall pay to the holder payments ("Exercise Default Payments") for an Exercise Default in the amount of (a) (N/365), multiplied by (b) the Average Price (as defined in Section 4(i) hereof) on the date the Exercise Agreement giving rise to the Exercise Default is transmitted in accordance with this Section 1 (the "Exercise Default Date"), multiplied by (c) the number of shares of Common Stock the Company failed to so deliver in such Exercise Default, multiplied by (d) .18, where N = the number of days from the Exercise Default Date to the date that the Company effects the full issuance and delivery of the Warrant Shares which gave rise to the Exercise Default. The accrued Exercise Default Payment for each thirty day period shall be paid in cash or Common Stock, at the holder's election, as follows:

         (x) Unless otherwise agreed to by the parties, cash payment shall be made to the holder on the fifth day after the end of each successive thirty day (or shorter) period during the continuance of the Exercise Default; and

         (y) In the event the holder and the Company mutually agree that the holder may take such payment in Common Stock rather than cash, the Company shall issue to holder the number of shares of Common Stock equal to the amount of such Exercise Default Payment divided by the Average Price (as defined in Section 4(i)) (as in effect at the time of conversion) on the fifth day after the end of each thirty day (or shorter) period during the continuance of the Exercise Default, which shares of Common Stock shall be delivered within two (2) business days thereafter.

     Nothing herein shall limit the holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock as required pursuant to the terms of Section 3(b) hereof or to otherwise issue shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof, and the holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

     2.  Period of Exercise.  The A Warrant may be exercised at any time or from
         ------------------
time to time during the period (the "A Warrant Exercise Period") beginning on
(a) the Closing Date and ending (b) at 5:00 p.m., San Francisco, California time, on the fifth anniversary of the date of original issuance hereof, and the B Warrant may be exercised at any time or from time to time during the period (the "B Warrant Exercise Period") beginning on (a) the date the Initial Registration Statement is declared effective by the SEC and ending (b) at 5:00 p.m., San Francisco, California time, on the fifth business day following such date provided, however, that in the event the Initial Registration Statement has
     --------  -------
not been declared effective by the SEC within 90 days of the date hereof, the holder may at any time thereafter but before the one year anniversary of the Closing, by written notice delivered to the Company, deem the B Warrant exercisable on the date of such notice and the B Warrant shall expire five business days thereafter, provided further, that if such election has not been
                          -------- -------
made before the one year
anniversary of the Closing, then the B Warrant will automatically be deemed exercisable on such one year anniversary and the B Warrant shall expire five business days thereafter.

     3.  Certain Agreements of the Company.  The Company hereby covenants and
         ---------------------------------
agrees as follows:

         (a) Shares to be Fully Paid.  All Warrant Shares will, upon issuance
             -----------------------
in accordance with the terms of this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens, claims and encumbrances.

         (b) Reservation of Shares.  During the period (the "Investment
             ---------------------
Period") beginning on the Closing Date and ending upon the expiration of both the A Warrant Exercise Period and the B Warrant Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant (without giving effect to the limitations on exercise set forth in Section 7(g) hereof).

         (c) Listing.  The Company has secured the listing of the shares of
             -------
Common Stock issuable upon exercise of or otherwise pursuant to this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of or otherwise pursuant to this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of or otherwise pursuant to this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

         (d) Certain Actions Prohibited.  The Company will not avoid or seek to
             --------------------------
avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the economic benefit inuring to the holder hereof and the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the lowest Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

         (e) Successors and Assigns.  This Warrant will be binding upon any
             ----------------------
entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

         (f) Blue Sky Laws.  The Company shall, on or before the date of
             -------------
issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

     4.  Antidilution Provisions.  During the Investment Period, the Exercise
         -----------------------
Prices and the number of Warrant Shares issuable upon the exercise of this Warrant, shall be subject to adjustment from time to time as provided in this
Section 4.

         In the event that any adjustment of any Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

         (a) Subdivision or Combination of Common Stock.  If the Company, at
             ------------------------------------------
any time, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Prices in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time during the Investment Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Prices in effect immediately prior to such combination will be proportionately increased.

         (b) Adjustment in Number of Shares.  Upon each adjustment of an
             ------------------------------
Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased or decreased to equal the quotient obtained by dividing (i) the product of (A) the Exercise Price in effect immediately prior to such adjustment, multiplied by
(B) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment, by (ii) the adjusted Exercise Price.

         (c) Consolidation, Merger or Sale.  In case of any consolidation of
             -----------------------------
the Company with, or merger of the Company into, any other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Investment Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor entity (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

         (d) Distribution of Assets.  In case the Company shall declare or make
             ----------------------
any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time during the Investment Period, then, upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, the holder of this Warrant shall be entitled to receive its pro-rata amount of such assets (or such rights) as would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

         (e) Notice of Adjustment.  Upon the occurrence of any event which
             --------------------
requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

         (f) No Fractional Shares.  No fractional shares of Common Stock are to
             --------------------
be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Average Price of a share of Common Stock on the date of such exercise.

         (g) Other Notices.  In case at any time:
             -------------

              (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions and rights issued pursuant to any "poison pill" plan adopted by the Board of Directors) to the holders of the Common Stock;

              (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

              (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into another corporation or entity such that the holders of the Company's capital stock immediately prior to such transaction or series of related transactions hold less than 50% of the capital stock of the surviving corporation or entity immediately after such transaction or series of transactions, or sale of all or substantially all of the Company's assets to another corporation or entity; or

              (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company shall publicly disclose the events with respect to which any notice delivered hereunder relates prior to delivery of such notice to the holder of this Warrant.

         (h) Certain Events.  If, at any time during the Investment Period, any
             --------------
event occurs of the type contemplated by the adjustment provisions of this
Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 4(e) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

         (i)  Certain Definitions.
              -------------------

              (i) "Average Price" shall mean, with respect to any date of determination, the lower of (i) the average Closing Price during the five (5) Trading Days ending on the Trading Day immediately preceding such date of determination or (ii) the Closing Price on the Trading Day immediately preceding such date of determination, and in each case appropriately adjusted to reflect any stock dividend, stock split or similar transaction during either such relevant period. The manner of determining the Average Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

              (ii) "business day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of California are authorized or obligated by law, regulation or executive order to close.

              (iii) "Closing Price" shall mean for the Common Stock as of any date, the closing bid price of such security on the principal United States securities exchange or trading market on which such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the holder and reasonably acceptable to the Company if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a Trading Day (as defined below) for such security, on the next preceding day which was a Trading Day provided such next
                                                            --------
preceding Trading Day occurred no more than 5 business days prior to the date for which the Closing Price is being determined. If the Closing Price cannot be calculated for a share of Common Stock as of either of such dates on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as determined by an investment banking firm selected by the holder and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company. The manner of determining the Closing Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made.

              (iv) "Common Stock," for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(c) hereof, the stock or other securities or property provided for in such Section.

              (v) "SEC" shall mean the United States Securities and Exchange Commission.

              (vi) "Trading Day" shall mean a business day on which at least 10,000 shares of Common Stock are traded on the principal United States securities exchange or trading market on which such security is listed or traded as reported by Bloomberg.

         (j) Minimum Adjustment of Exercise Price.  No adjustment of any
             ------------------------------------
Exercise Price shall be made in an amount of less than 1% of such Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

     5.  Issue Tax.  The issuance of certificates for Warrant Shares upon the
         ---------
exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

     6.  No Rights or Liabilities as a Shareholder.  This Warrant shall not
         -----------------------------------------
entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     7.  Transfer, Exchange, Redemption and Replacement of Warrant.
         ---------------------------------------------------------

         (a) Restriction on Transfer.  This Warrant and the rights granted to
             -----------------------
the holder hereof are transferable, in whole or in part, to any Permitted Transferee (as defined in the Securities Purchase Agreement) upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Sections 7(f) and 7(g) hereof and to the provisions of Sections 3(e) and 3(f) of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement.

         (b) Warrant Exchangeable for Different Denominations.  This Warrant is
             ------------------------------------------------
exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Series 1 Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Series 1 Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

         (c) Replacement of Warrant.  Upon receipt of evidence reasonably
             ----------------------
satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         (d) Cancellation; Payment of Expenses.  Upon the surrender of this
             ---------------------------------
Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses (other than legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Series 1 Warrants pursuant to this
Section 7.

         (e) Warrant Register.  The Company shall maintain, at its principal
             ----------------
executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

         (f) Exercise or Transfer Without Registration.  If, at the time of the
             -----------------------------------------
surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act;

provided that no such opinion, letter, or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

         (g) Additional Restrictions on Exercise or Transfer.  Notwithstanding
             -----------------------------------------------
anything contained herein to the contrary, that portion of this Warrant exercisable for A Warrant Shares, shall not be exercisable by a holder hereof to the extent (but only to the extent) that (a) the number of shares of Common Stock beneficially owned by such holder and its affiliates and (b) the number of shares of Common Stock issuable upon exercise of this Warrant (or portion thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. To the extent the above limitation applies, the determination of whether and to what extent this Warrant shall be exercisable with respect to other securities owned by such holder shall be in the sole discretion of the holder and submission of this Warrant for full or partial exercise shall be deemed to be the holder's determination of whether and the extent to which this Warrant is exercisable, in each case subject to such aggregate percentage limitation. No prior inability to exercise the Warrants pursuant to this Section shall have any effect on the applicability of the provisions of this Section with respect to any subsequent determination of exercisability. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restrictions contained in this Section 7(g) may not be amended without the consent of the holder of this Warrant and the holders of a majority of the Company's then outstanding Common Stock.

     8.  Registration Rights.  The initial holder of this Warrant (and certain
         -------------------
assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement, including the right to assign such rights to certain assignees, as set forth therein.

     9.  Notices.  Any notices required or permitted to be given under the terms
         -------
of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, one (1) business day after being deposited with a nationally recognized overnight delivery service, or immediately if delivered personally, by same-day courier or by confirmed telecopy (such confirmation being conclusive proof of receipt and delivery), in each case addressed to a party. The addresses for such communications shall be:

               If to the Company:

               Identix Incorporated
               510 N. Pastoria Ave.
               Sunnyvale, California  94086
               Telephone No.:  (408)731-2000
               Facsimile No.:  (408) 739-0178

               Attention:   President

If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 9.

     10. Governing Law; Jurisdiction.  This Warrant shall be governed by and
         ---------------------------
construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California. Each of the Company and the holder irrevocably consents to the jurisdiction of the United States federal courts and state courts located in San Francisco, California in any suit or proceeding based on or arising under this Warrant and irrevocably agree that all claims in respect of such suit or proceeding shall be determined in such courts. Each of the Company and the holder irrevocably waives any objection to the laying of venue and the defense of an inconvenient forum to the maintenance of such suit or proceeding. Each of the Company and the holder further agrees that service of process upon it mailed by certified or registered mail to the address set forth in Section 9 shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the holder's right to serve process in any other manner permitted by law. Each of the Company and the holder agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     11. Miscellaneous.
         -------------

         (a) Amendments.  Except as provided in Section 7(g) hereof, this
             ----------
Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

         (b) Descriptive Headings.  The descriptive headings of the several
             --------------------
Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

         (c)  Cashless Exercise.  At any time after the Registration Deadline
              -----------------
(as defined in the Registration Rights Agreement), provided that there is then no effective registration statement covering the sale of the Warrant Shares, and notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised for the purchase of Warrant Shares any time or from time to time during the Warrant Exercise Period, by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Warrant Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying (i) the number of Warrant Shares to which it would otherwise be entitled by (ii) a fraction, the numerator of which shall be the difference between the then current

Average Price per share of the Common Stock and the Warrant Exercise Price, and the denominator of which shall be the Average Price per share of Common Stock.

         (d) HSR Act.  The Company hereby acknowledges that exercise of this
             -------
Warrant by holder may subject the Company and/or holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and that holder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act. The Company and the Holder each hereby covenant that it will use reasonable commercial efforts to effect promptly all necessary or appropriate registrations, filings and submissions that may be required pursuant to the HSR Act in connection with the exercise of this Warrant.

         (e) Partial Exercise.  Upon any partial exercise of this Warrant, the
             ----------------
Company shall cancel the Warrant upon surrender thereof, and shall, within 2 business days of such surrender, execute and deliver a new Warrant of like tenor and date for the balance of the outstanding Warrant Shares


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                       IDENTIX INCORPORATED


                                       By: _________________________________

                                       Name:________________________________

                                       Title:_______________________________

                          FORM OF EXERCISE AGREEMENT

        (To be Executed by the Holder in order to Exercise the Warrant)

To:  Identix Incorporated
     510 N. Pastoria Ave.
     Sunnyvale, California  94086
     Telephone No.:  (408) 731-2000
     Facsimile No.:  (408) 739-0178
     Attention:   President

     The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock of Identix Incorporated, a corporation organized under the laws of the State of Delaware (the "Company"), pursuant to subclause ___ of the first paragraph of the attached Warrant and herewith makes payment of the applicable Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

     The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

[_] The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

[_] In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

     The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:_________________                _____________________________________
                                              Signature of Holder


                                       _____________________________________
                                              Name of Holder (Print)
                                              Address:

                                       _____________________________________

                                       _____________________________________

                                       _____________________________________

                              FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the attached Warrant, with respect to the number of shares of Common Stock covered thereby issuable pursuant to subclause (i) of the first paragraph of the attached Warrant set forth hereinbelow (plus a proportionate amount of shares issuable pursuant to subclause (ii) of the first paragraph of the attached Warrant), to:

Name of Assignee         Address                  No of Shares
----------------         -------                  ------------


, and hereby irrevocably constitutes and appoints _____________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated: ___________________, ____

In the presence of

__________________________


                                   Name: ______________________________________


                                     Signature: _______________________________
                                     Title of Signing Officer or Agent (if any):

                                        Address: ______________________________

                                                 ______________________________

                                                 ______________________________

                                        Note:  The above signature should
                                               correspond exactly with the name
                                               on the face of the within
                                               Warrant.